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                          [Letterhead of Ernst & Young]

March 27, 2000

Arthur Andersen LLP
1345 Avenue of the Americas
New York, N.Y. 10105
U.S.A.

Dear Sirs,

                  Re: Consent Of Independent Public Accountant

As independent public accountant of Shmay Bar Real Estate (1993) Ltd., we hereby consent to the incorporation of our report included in this Form 10K into the company's previously filed Registration Statement File No. 33-51023, and No. 55137.


                                                 /s/ Kost Forer & Gabbay
                                                   KOST FORER & GABBAY
                                         A Member of Ernst & Young International